RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

December 20, 2012

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Medient Studios, Inc.

(formerly Fairway Properties, Inc.)

SEC File No. 000-53835

On September 30, 2012 my appointment as auditor for Medient Studios, Inc. ceased. I have read Medient Studios, Inc.’s statements included under Item 4.01 of its Form 8-K/A dated December 20, 2012 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant